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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

Aquila Biopharmaceuticals, Inc. and VacTex, Inc., both wholly owned subsidiaries of Antigenics, are incorporated in Delaware.